UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2013

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 18, 2013, the Company completed a private placement of its common stock and warrants, wherein the Company raised $358,000 (“the Offering”).  The Offering consisted of the sale of 895,000 shares of the Company’s common stock at $0.40 per share (the “Shares”) and also included the issuance of twenty-four month warrants to the participants, giving the holders thereof the ability to purchase one additional share of the Company’s common stock, for each Share purchased in the Offering, at the exercise price at $0.60 per share during the first twelve months following the warrant’s issuance and $0.80 per share during the second twelve months following the warrant’s issuance (the “Warrants”).  The Offering was conducted on a “best efforts” basis by the Company and was exempt from registration under Rule 506 of Regulation D promulgated pursuant to the Securities Act of 1933.  Thirteen investors participated in the Offering, including an institutional investor based out of New York City.

The gross proceeds of the Offering will be used for general working capital and to conduct the Company’s intended 2013 drilling program at the Company’s Longstreet project near Tonopah, Nevada.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

January 21, 2013